EXHIBIT 24.1
POWER OF ATTORNEY
WHEREAS, Service Corporation International, a Texas corporation (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-3, including a prospectus, with such amendment or amendments thereto as may be necessary or appropriate, together with any and all exhibits and other documents having relation to said Registration Statement (collectively, the “Registration Statement”);
NOW, THEREFORE, each of the undersigned, in his or her capacity as a director of the Company, does hereby appoint Thomas L. Ryan and Gregory T. Sangalis, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with power to act and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director of the Company, the Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and agents or any of them or their substitutes.
SIGNATURE

/s/ Anthony L. Coelho		/s/ Ellen Ochoa
Name:	Anthony L. Coelho	Name:	Ellen Ochoa
Date:	December 22, 2020	Date:	December 22, 2020

/s/ Alan R. Buckwalter, III		/s/ Sarah Martinez Tucker
Name:	Name: Alan R. Buckwalter, III	Name:	Sarah Martinez Tucker
Date:	December 22, 2020	Date:	December 22, 2020

/s/ Jakki L. Haussler		/s/ W. Blair Waltrip
Name:	Jakki L. Haussler	Name:	W. Blair Waltrip
Date:	December 22, 2020	Date:	December 22, 2020

/s/ Victor L. Lund		/s/ Marcus A. Watts
Name:	Victor L. Lund	Name:	Marcus A. Watts
Date:	December 22, 2020	Date:	December 22, 2020

/s/ Clifton H. Morris, Jr.
Name:	Clifton H. Morris, Jr.
Date:	December 22, 2020